Exhibit 99.1

For Release
February 14, 2017
1:15 p.m. PST

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Fourth Quarter and Full Year 2016
Revenues for Fourth Quarter exceeded our Estimates

CALABASAS, Calif., February 14, 2017 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended December 31, 2016.

Fourth Quarter Highlights

•	Revenues as reported were $620.9 million, up 7.5 percent year-over-year.

•
On a same "Billable Day" basis (a non-GAAP measure), revenues were up 9.8 percent year-over-year. Same "Billable Day" for the quarter was calculated by adjusting the current period revenues for the year-over-year difference in Billable Days (Q4 of 2015 had 1.3 more Billable Days than the current quarter).

•	Net income was $24.0 million ($0.45 per diluted share), up from $19.3 million ($0.36 per diluted share) in the fourth quarter of 2015.

•	Adjusted EBITDA (a non-GAAP measure) was $70.7 million (11.4 percent of revenues), down from $77.8 million (12.4 percent of revenues) in Q3 of 2016.

•
Operating results included expenses of $9.3 million that were not included in our financial estimates. These expenses were comprised of: (i) out-of-period adjustments of $5.6 million for an under accrual of costs of services, (ii) expense of $1.7 million related to the retirement of the president of Oxford, (iii) $1.6 million in integration expenses and (iv) a $0.4 million foreign exchange rate charge on an intercompany loan. Excluding these expenses, Net Income would have been $5.6 million higher ($0.10 per diluted share) and Adjusted EBITDA would have been $6.7 million higher.

•
Cash flows from operating activities were $55.9 million, up from $30.2 million in the fourth quarter of 2015. For the full year 2016, cash flows from operating activities were $196.3 million, up from $117.5 million for the full year 2015.

•
Repurchased 525,642 shares at an average per share price of $39.04 during the quarter. Through February 13, 2017, repurchased 1,362,384 shares at an average per share price of $39.07 under our $150 million repurchase authorization.

•	Leverage ratio (a non-GAAP measure) was 2.32 to 1 at December 31, 2016, down from 2.38 to 1 at September 30, 2016.

Commenting on the results, Peter Dameris, Chief Executive Officer of On Assignment, Inc., said, "The fourth quarter and full year 2016 were once again record periods of financial performance for our company. Throughout 2016, we continued to grow above published industry growth rates and established many new and meaningful customer relationships."

Dameris continued, "Throughout the year, we continued to experience greater rates of adoption of our development/deployment model (i.e. staff augmentation). There are currently many secular and political drivers that are causing our customers to want to execute their IT needs with domestic, shared resources. We strongly believe that these drivers for adoption of IT staff augmentation will permit us and our industry to grow at attractive rates into the future."

Fourth Quarter 2016 Financial Results

Revenues for the quarter were $620.9 million, up 7.5 percent year-over-year. Our largest segment, Apex, accounted for 76.7 percent of total revenues and grew 9.6 percent year-over-year. Our Oxford Segment accounted for 23.3 percent of total revenues and grew 1.3 percent year-over-year.

Gross profit was $198.2 million, up $5.3 million or 2.7 percent year-over-year. Gross margin for the quarter was 31.9 percent. Gross profit included out-of-period adjustments of $5.6 million for under accrued costs of services. Excluding these adjustments, gross profit would have been $203.8 million and the gross margin would have been 32.8 percent.

Selling, general and administrative (“SG&A”) expenses were $142.6 million (23.0 percent of revenues), compared with $138.8 million (24.0 percent of revenues) in the fourth quarter of 2015. The increase in SG&A was in line with the year-over-year growth of the business over the last four quarters.

SG&A for the quarter included expenses of $3.7 million ($2.3 million after tax, or $0.04 per diluted share) that were not included in our financial estimates. These expenses were comprised of: (i) integration expenses of $1.6 million primarily related to the integration of certain operating units onto Oxford's front and back office systems, (ii) expense of $1.7 million (includes $1.0 million in stock based compensation) related to the retirement of the president of Oxford and (iii) foreign exchange loss of $0.4 million on an intercompany loan.

Amortization of intangible assets was $9.7 million, compared with $11.3 million in the fourth quarter of 2015. The decrease is due to the accelerated amortization method for certain acquired intangibles, which have higher amortization rates at the beginning of their useful life.

Interest expense for the quarter was $7.0 million compared with $9.1 million in the fourth quarter of 2015. Interest expense for the quarter was comprised of $6.0 million of interest on the credit facility and $1.0 million of amortization of deferred loan costs.

Net income was $24.0 million ($0.45 per diluted share), compared with $19.3 million ($0.36 per diluted share) in the fourth quarter of 2015. Net Income for the quarter included the after tax effects of (i) the out-of-period adjustments of $5.6 million and (ii) SG&A expense of $3.7 million related to items not included in our financial estimates. On a pre-tax basis, these items totaled $9.3 million and on an after-tax basis totaled $5.6 million ($0.10 per diluted share).

Adjusted EBITDA (a non-GAAP measure) was $70.7 million, or 11.4 percent of revenues, down from $77.8 million (12.4 percent of revenues) in Q3 of 2016. Adjusted EBITDA was burdened with the out-of-period adjustments and the cash portion the SG&A expense discussed above, excluding these expenses Adjusted EBITDA would have been $6.7 million higher than the as reported amount.

Cash flows from operating activities were $55.9 million and free cash flow (a non-GAAP measure) was $49.3 million. During the quarter, we repaid $19.0 million of long-term debt and at December 31, 2016, our leverage ratio (a non-GAAP measure) was 2.32 to 1, down from 2.38 to 1 at September 30, 2016.

Financial Estimates for Q1 2017

On Assignment is providing financial estimates for the first quarter of 2017. These estimates do not include acquisition, integration or strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves. These estimates also assume no significant change in foreign exchange rates. Reconciliations of estimated net income to the estimated non-GAAP measures are presented herein.

•	Revenues of $614.0 million to $624.0 million

•	Gross margin of 31.4 percent to 31.6 percent

•	SG&A expense (excludes amortization of intangible assets) of $142.5 million to $145.0 million (includes $5.9 million in depreciation and $6.0 million in equity-based compensation expense)

•	Amortization of intangible assets of $8.6 million

•	Effective tax rate of 39.0 percent

•	Net income of $21.5 million to $23.4 million

•	Earnings per diluted share of $0.41 to $0.44

•	Diluted shares outstanding of 53.0 million

•	Adjusted EBITDA (a non-GAAP measure) of $62.5 million to $65.5 million

•	Adjusted Net Income (a non-GAAP measure)[1] of $29.7 million to $31.6 million

•	Adjusted Net Income per diluted share[1] (a non-GAAP measure) of $0.56 to $0.60
_______________
1 Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million each quarter, or $0.12 per diluted share, and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.

Consistent with past practice, our financial estimates above are based on our estimate of “Billable Days” for the quarter, which are total calendar days for the period, less weekends and holidays ("Business Days") further adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather. For the first quarter, we estimate billable days of 63.0, which is 0.3 fewer days than the first quarter of 2016. Adjusting for the fewer billable days, our estimated year-over-year growth rate for the first quarter ranges from 6.0 to 7.7 percent.

The above estimates also include the effects of the payroll tax reset, which occurs at the beginning of each year. The reset results in an estimated sequential increase in payroll taxes of approximately $11.6 million (or approximately 1.9 percent of revenues) of which approximately $7.4 million relates to costs of services and the remainder to SG&A expenses.

Conference Call

On Assignment will hold a conference call today at 5:00 p.m. EST to review its financial results for the fourth quarter. The dial-in number is 800-230-1766 (+1-612-332-0335 for callers outside the United States) and the conference ID number is 415970. Participants should dial in ten minutes before the call. The prepared remarks for this call will be available via On Assignment's web site at www.onassignment.com. This call is being webcast by CCBN and can be accessed at www.onassignment.com. Individual investors can also listen at CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network.

A replay of the conference call will be available beginning Tuesday, February 14, 2017 at 7:00 p.m. EST until midnight on Tuesday, February 28, 2017. The access number for the replay is 800-475-6701 (+1-320-365-3844 outside the United States) and the conference ID number is 415970.

About On Assignment

On Assignment, Inc. is a leading global provider of highly skilled, hard-to-find professionals in the growing technology, life sciences, and creative sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for its quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals. The Company has a network of branch offices throughout the United States, Canada and Europe. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"), and is intended to enhance an overall understanding of our current financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Below is a discussion of our non-GAAP measures.

Pro forma revenues and gross profit by segment are presented to provide a more consistent basis for comparison between quarters. Pro forma was prepared as if the acquisitions of Creative Circle and a small Life Sciences business in Europe were consummated at the beginning of 2014. Although the pro forma segment data are considered non-GAAP measures, they were calculated in the same manner as the consolidated pro forma data, which are GAAP measures.

EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) and Adjusted EBITDA (EBITDA plus equity-based compensation expense and, as applicable, write-off of loan costs, acquisition, integration and strategic planning expenses, and impairment charges) are used to determine a portion of the compensation for some of our executives and employees. Equity-based compensation expense is added to arrive at Adjusted EBITDA because it is a non-cash expense. Write-off of loan costs, acquisition, integration and strategic planning expenses, and impairment charges are added, as applicable, to arrive at Adjusted EBITDA as they are not indicative of the performance of our core business on an ongoing basis.

Non-GAAP net income (net income, less income (loss) from discontinued operations, net of tax, plus, as applicable, refinancing costs, acquisition, integration and strategic planning expenses, accretion of fair value discount on contingent consideration, impairment charges, and the tax effect of these items) provides a method for assessing our operating results in a manner that is focused on the performance of our core business on an ongoing basis. Adjusted Net Income (Non-GAAP net income plus amortization of intangible assets, less income taxes on amortization for financial reporting purposes not deductible for income tax purposes) provides a method for assessing our operating results in a manner that is focused on the performance of our core business on an ongoing basis, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of our acquisitions.

Free cash flow is defined as net cash provided by (used in) operating activities, less capital expenditures. Management believes this provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities. Our leverage ratio provides information about our compliance with loan covenants and is calculated in accordance with our credit agreement, as filed with the Securities and Exchange Commission ("SEC"), by dividing our total indebtedness by trailing 12 months Adjusted EBITDA.

Reasons for Presentation of Operating Metrics

Operating metrics are intended to enhance the overall understanding of our business and our current financial performance. These operating metrics might not be calculated in the same manner as, and thus might not be comparable to, similarly titled metrics reported by other companies. The operating metrics presented on this release are calculated as follows: average number of staffing consultants are full time equivalent staffing consultant headcount in the quarter; average number of contract professionals and average number of customers are the number of contract professionals employed each week and the number of customers served each week, averaged for the quarter, respectively (average is weighted by total number of hours billed per week); top 10 customers as a percentage of revenue are the 10 largest clients defined by the revenue generated in the quarter, divided by total revenues in the quarter; gross profit per staffing consultant is gross profit for the quarter divided by the average number of staffing consultants; average bill rate is total assignment revenue client billings in the quarter divided by total hours billed in the quarter.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, amortization, effective tax rate, net income, diluted shares outstanding, Adjusted EBITDA, Adjusted Net Income and related per share amounts (as applicable) set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of our recently acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 29, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 as filed with the SEC on May 9, 2016, August 8, 2016 and November 8, 2016, respectively. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015

Revenues	$620,884	$577,517	$629,401	$2,440,413	$2,065,008
Costs of services	422,689	384,585	422,281	1,645,230	1,386,263
Gross profit	198,195	192,932	207,120	795,183	678,745
Selling, general and administrative expenses	142,630	138,754	141,968	565,829	492,170
Amortization of intangible assets	9,710	11,316	9,742	39,628	34,467
Operating income	45,855	42,862	55,410	189,726	152,108
Interest expense, net	(7,049)	(9,098)	(8,294)	(32,327)	(26,444)
Write-off of loan costs	—	—	—	—	(3,751)
Income before income taxes	38,806	33,764	47,116	157,399	121,913
Provision for income taxes	14,746	14,591	17,341	60,203	50,491
Income from continuing operations	24,060	19,173	29,775	97,196	71,422
Gain on sale of discontinued operations, net of tax	—	—	—	—	25,703
Income (loss) from discontinued operations, net of tax	(32)	165	(7)	5	525
Net income	$24,028	$19,338	$29,768	$97,201	$97,650

Basic earnings per common share:
Income from continuing operations	$0.45	$0.36	$0.56	$1.83	$1.37
Income from discontinued operations	—	0.01	—	—	0.50
	$0.45	$0.37	$0.56	$1.83	$1.87

Diluted earnings per common share:
Income from continuing operations	$0.45	$0.36	$0.55	$1.81	$1.35
Income from discontinued operations	—	—	—	—	0.49
	$0.45	$0.36	$0.55	$1.81	$1.84

Number of shares and share equivalents used to calculate earnings per share:
Basic	52,924	52,867	53,275	53,192	52,259
Diluted	53,521	53,590	53,768	53,747	53,005

SEGMENT FINANCIAL INFORMATION (Unaudited)
FOR THE THREE MONTHS AND THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(Dollars in millions)

	Three Months Ended		Year Ended
	2016	2015	2016	2015
				As Reported	Pro Forma
Revenues by segment:
Apex:
Assignment	$466.1	$423.9	$1,791.6	$1,461.2	$1,563.3
Permanent placement	10.0	10.7	44.9	32.4	41.7
	476.1	434.6	1,836.5	1,493.6	1,605.0
Oxford:
Assignment	125.9	121.0	520.7	485.8	488.4
Permanent placement	18.9	21.9	83.2	85.6	85.6
	144.8	142.9	603.9	571.4	574.0
Consolidated:
Assignment	592.0	544.9	2,312.3	1,947.0	2,051.7
Permanent placement	28.9	32.6	128.1	118.0	127.3
	$620.9	$577.5	$2,440.4	$2,065.0	$2,179.0
Percentage of total revenues:
Apex	76.7%	75.2%	75.3%	72.3%	73.7%
Oxford	23.3%	24.8%	24.7%	27.7%	26.3%
	100.0%	100.0%	100.0%	100.0%	100.0%

Assignment	95.3%	94.3%	94.7%	94.3%	94.2%
Permanent placement	4.7%	5.7%	5.3%	5.7%	5.8%
	100.0%	100.0%	100.0%	100.0%	100.0%

Domestic	95.4%	95.7%	95.3%	95.5%	95.6%
Foreign	4.6%	4.3%	4.7%	4.5%	4.4%
	100.0%	100.0%	100.0%	100.0%	100.0%
Gross profit:
Apex	$140.4	$131.9	$548.4	$439.6	$487.0
Oxford	57.8	61.0	246.8	239.1	240.0
Consolidated	$198.2	$192.9	$795.2	$678.7	$727.0
Gross margin:
Apex	29.5%	30.4%	29.9%	29.4%	30.3%
Oxford	39.9%	42.7%	40.9%	41.9%	41.8%
Consolidated	31.9%	33.4%	32.6%	32.9%	33.4%

Note: Pro forma data were prepared as if the acquisitions of Creative Circle and a small Life Sciences business in Europe were consummated at the beginning of 2014. Although the pro forma segment data are considered non-GAAP measures, they were calculated in the same manner as the consolidated pro forma data, which are GAAP measures.

SELECTED CASH FLOW INFORMATION (Unaudited)
FOR THE THREE MONTHS AND THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(In thousands)

	Three Months Ended		Year Ended
	2016	2015	2016	2015
Cash provided by operating activities	$55,902	$30,196	$196,250	$117,493
Capital expenditures	(6,587)	(6,512)	(27,138)	(24,689)
Free cash flow (non-GAAP measure)	$49,315	$23,684	$169,112	$92,804

Cash used in investing activities	$(6,646)	$(6,015)	$(21,984)	$(461,530)
Cash provided by (used in) financing activities	$(38,860)	$(28,808)	$(170,984)	$337,659

SELECTED CONSOLIDATED BALANCE SHEET DATA
AS OF DECEMBER 31, 2016 AND DECEMBER 31, 2015
(In thousands)

	2016	2015
	(Unaudited)
Cash and cash equivalents	$27,044	$23,869
Accounts receivable, net	386,858	354,808
Total current assets	437,524	414,208
Goodwill and intangible assets, net	1,251,243	1,292,831
Total assets	1,752,667	1,767,307
Total current liabilities	162,499	160,350
Working capital	275,025	253,858
Long-term debt	640,355	755,508
Other long-term liabilities	80,874	66,655
Stockholders’ equity	868,939	784,794

RECONCILIATION OF NET INCOME TO EBITDA (NON-GAAP MEASURE) AND
ADJUSTED EBITDA (NON-GAAP MEASURE) (Unaudited)
FOR THE THREE MONTHS AND THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(In thousands)

	Three Months Ended		Year Ended
	2016	2015	2016	2015
Net income	$24,028	$19,338	$97,201	$97,650
(Income) loss from discontinued operations, net of tax(1)	32	(165)	(5)	(26,228)
Interest expense, net	7,049	9,098	32,327	26,444
Write-off of loan costs	—	—	—	3,751
Provision for income taxes	14,746	14,591	60,203	50,491
Depreciation	6,368	4,759	22,621	16,838
Amortization of intangible assets	9,710	11,316	39,628	34,467
EBITDA (non-GAAP measure)	61,933	58,937	251,975	203,413
Equity-based compensation	7,221	6,774	27,024	22,018
Acquisition, integration and strategic planning expenses	1,571	5,025	6,034	14,949

Adjusted EBITDA (non-GAAP measure)	$70,725	$70,736	$285,033	$240,380

Weighted average common and common equivalent shares outstanding (diluted)	53,521	53,590	53,747	53,005

(1)
(Income) loss from discontinued operations, net of tax is excluded from EBITDA and Adjusted EBITDA. Discontinued operations, net of tax for the year ended December 31, 2015 included the gain on the sale of our Physician Segment.

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND
ADJUSTED NET INCOME (NON-GAAP MEASURE) (Unaudited)
FOR THE THREE MONTHS AND THE YEARS ENDED DECEMBER 31, 2016 AND 2015
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	2016	2015	2016	2015
Net income	$24,028	$19,338	$97,201	$97,650
(Income) loss from discontinued operations, net of tax(1)	32	(165)	(5)	(26,228)
Refinancing costs(2)	—	—	889	3,751
Acquisition, integration and strategic planning expenses	1,571	5,025	6,034	14,949
Accretion of discount on contingent consideration	—	650	863	1,361
Tax effect on adjustments	(614)	(1,438)	(3,022)	(6,566)
Non-GAAP net income	25,017	23,410	101,960	84,917
Amortization of intangible assets	9,710	11,316	39,628	34,467
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(431)	(620)	(2,018)	(2,353)
Adjusted Net Income (non-GAAP measure)(3)	$34,296	$34,106	$139,570	$117,031

Per diluted share:
Net income	$0.45	$0.36	$1.81	$1.84
Adjustments	0.19	0.28	0.79	0.37
Adjusted Net Income (non-GAAP measure)(3)	$0.64	$0.64	$2.60	$2.21

Weighted average common and common equivalent shares outstanding (diluted)	53,521	53,590	53,747	53,005

(1)
(Income) loss from discontinued operations, net of tax is excluded from Non-GAAP net income and Adjusted Net Income. Discontinued operations, net of tax for the year ended December 31, 2015 included the gain on the sale of our Physician Segment.

(2)
In August 2016 we amended our credit facility resulting in a 25 basis points reduction in the interest rate for the term B loan facility, and we incurred $0.9 million third party costs related to the debt amendment which are included in interest expense. In June 2015, we entered into a new credit facility to fund the Creative Circle acquisition. Our previous facility was considered extinguished and we wrote off $3.8 million of deferred loan costs associated with our previous facility.

(3)
Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million each quarter, or $0.12 per diluted share, and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.

OPERATING METRICS (Unaudited)

	Apex	Oxford	Consolidated

Average number of staffing consultants:
Q4 2016	1,453	1,016	2,469
Q3 2016	1,402	1,001	2,403
Q4 2015	1,310	955	2,265

Average number of customers:
Q4 2016	3,611	1,088	4,699
Q3 2016	3,530	1,057	4,587
Q4 2015	3,349	1,099	4,448

Average number of contract professionals:
Q4 2016	17,060	2,903	19,963
Q3 2016	16,047	2,913	18,960
Q4 2015	14,691	2,874	17,565

Top 10 customers as a percentage of revenue:
Q4 2016	26.3%	12.9%	20.5%
Q3 2016	25.3%	15.6%	19.2%
Q4 2015	22.8%	9.0%	17.2%

Average bill rate:
Q4 2016	$56.57	$99.12	$62.12
Q3 2016	$56.46	$101.60	$62.45
Q4 2015	$54.83	$102.10	$60.68

Gross profit per staffing consultant:
Q4 2016	$97,000	$57,000	$80,000
Q3 2016	$102,000	$63,000	$86,000
Q4 2015	$101,000	$64,000	$85,000

FINANCIAL ESTIMATES FOR Q1 2017
RECONCILIATION OF ESTIMATED NET INCOME TO ESTIMATED NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$21.5	$23.4
Interest expense, net	6.8	6.8
Provision for income taxes	13.7	14.8
Depreciation	5.9	5.9
Amortization of intangible assets	8.6	8.6
EBITDA (non-GAAP measure)	56.5	59.5
Equity-based compensation	6.0	6.0
Adjusted EBITDA (non-GAAP measure)	$62.5	$65.5

	Low	High
Net income(1)	$21.5	$23.4
Amortization of intangible assets	8.6	8.6
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(0.4)	(0.4)
Adjusted Net Income (non-GAAP measure)(2)	$29.7	$31.6

Per diluted share:
Net income	$0.41	$0.44
Adjustments	0.15	0.16
Adjusted Net Income (non-GAAP measure)(2)	$0.56	$0.60

Weighted average common and common equivalent shares outstanding (diluted)	53.0	53.0

(1)	These estimates do not include acquisition, integration, or strategic planning expenses.

(2)
Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million each quarter, or $0.12 per diluted share, and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.